                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant []

Check the appropriate box:

[ ] Preliminary proxy statement

[X] Definitive proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           SPEIZMAN INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (Set forth the amount of which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

   3) Filing party:

   4) Date filed:

                           SPEIZMAN INDUSTRIES, INC.

                             508 West Fifth Street
                        Charlotte, North Carolina 28231

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 19, 1997

To the Stockholders of Speizman Industries, Inc.:

     The Annual Meeting of Stockholders of Speizman Industries, Inc. (the "Company") will be held on Wednesday, November 19, 1997, at 11:00 a.m., at the principal executive offices of the Company located at 508 West Fifth Street, Charlotte, North Carolina, for the following purposes:

          1. To elect a Board of Directors of five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

          2. To approve the Speizman Industries, Inc. Nonqualified Stock Option Plan (the "Plan"), as amended to increase the maximum number of shares of the Company's common stock, par value $0.10 per share ("Common Stock"), available for issuance thereunder to 450,000 from 290,000 and to limit to 100,000 the number of shares of Common Stock that are subject to options under the Plan which can be granted to executive officers of the Company during a 12-month period;

          3. To ratify the appointment of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 27, 1998; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing proposals are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on October 10, 1997 as the record date for the meeting. Only stockholders of record as of such date will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     Regardless of whether you expect to attend the annual meeting, you are requested to complete, date and sign the accompanying proxy and return it promptly in the envelope provided. No postage is required for mailing in the United States. Your prompt response will assure that a quorum is present at the meeting and save the Company the expense of further solicitation of proxies.

                                         By order of the Board of Directors,

                                         JOSEF SKLUT
                                         SECRETARY

Charlotte, North Carolina
October 22, 1997

     IT IS IMPORTANT THAT YOU RETURN THE ACCOMPANYING PROXY. IF YOU DO NOT RETURN THE ACCOMPANYING PROXY TO US, OR OTHERWISE COMMUNICATE WITH US, FOR A FIVE-YEAR PERIOD, NORTH CAROLINA LAW REQUIRES US TO TREAT ALL SHARES OF COMMON STOCK HELD IN YOUR NAME AS ABANDONED PROPERTY WHICH MUST BE TURNED OVER TO THE STATE TREASURER'S OFFICE. IT IS ALSO IMPORTANT THAT WE HAVE YOUR CORRECT ADDRESS. THE ADDRESS TO WHICH THESE PROXY MATERIALS WERE MAILED IS THE ADDRESS THAT WE HAVE ON FILE FOR YOU. IF YOU WOULD LIKE TO MAKE A CORRECTION TO THIS ADDRESS, PLEASE CONTACT MR. JOSEF SKLUT, 508 W. FIFTH STREET, CHARLOTTE, NORTH CAROLINA 28202, (704) 372-3751.

                           SPEIZMAN INDUSTRIES, INC.

                             508 West Fifth Street
                        Charlotte, North Carolina 28202

                                PROXY STATEMENT

                   PROXY SOLICITATION AND GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Speizman Industries, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held on November 19, 1997, at 11:00 a.m., at the principal executive offices of the Company located at 508 West Fifth Street, Charlotte, North Carolina, and at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying proxy were first mailed to the Company's stockholders on or about October 22, 1997.

     Only stockholders of record at the close of business on October 10, 1997 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. As of the close of business on the Record Date, 3,307,156 shares of the Company's common stock, par value $.10 per share ("Common Stock"), having one vote each, were issued and outstanding.

     The accompanying proxy is for use at the Meeting if a stockholder does not attend the Meeting in person or wishes to have his shares voted by proxy even if he attends the Meeting. If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the shares of Common Stock represented thereby will be voted in accordance with the directions given therein. In the absence of directions to the contrary, the shares of Common Stock so represented will be voted FOR the nominees for election as directors named in this Proxy Statement, FOR the approval of the Speizman Industries, Inc. Nonqualified Stock Option Plan, as amended, and FOR the ratification of BDO Seidman, LLP as the Company's independent certified public accountants for the fiscal year ending June 27, 1998. Any stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or an executed proxy having a later date, or by attending the Meeting and electing to vote in person.

     The Company will bear the entire cost of the solicitation of proxies, including the reimbursement of brokers, banks and other record holders of shares of Common Stock for their expenses in forwarding proxy materials to the beneficial owners of such shares. Following the original solicitation of proxies by mail, proxies may be solicited by officers and employees of the Company by telephone, facsimile, telegraph or in person. Such officers and employees will not be additionally compensated for soliciting proxies. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $4,000, plus reimbursement of expenses.

     A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy to constitute the quorum needed for the transaction of business at the Meeting. Shares that are withheld as to voting with respect to one or more of the nominees for election as a director and abstentions and broker non-votes will be counted for the purpose of determining the existence of a quorum.

     A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of directors. The approval of the Company's Nonqualified Stock Option Plan, as amended, requires the affirmative vote of a majority of such shares. The ratification of the appointment of independent auditors requires the affirmative vote of a majority of the votes cast at the Meeting. With respect to the election of directors, votes may be cast in favor of, or withheld as to, one or more of the nominees for election as director. With respect to the other proposals to be voted on, votes may be cast in favor of or against a proposal or stockholders may abstain from voting. With respect to the approval of the Company's Nonqualified Stock Option Plan, as amended, abstentions and broker non-votes will have the same effect as a vote against such proposal. Abstentions and broker non-votes will have no effect on the vote with respect to the election of directors or the ratification of the independent auditors. Votes at the Meeting will be tabulated by the Company's transfer agent as independent voting inspector.

     ALL REFERENCES IN THIS PROXY STATEMENT TO FISCAL YEARS ARE TO THE COMPANY'S 52- OR 53-WEEK FISCAL YEAR ENDING ON THE SATURDAY CLOSEST TO JUNE 30. FISCAL 1994, 1995, 1996 AND 1997 EACH CONTAINED 52 WEEKS AND ENDED ON JULY 2, 1994, JULY 1, 1995, JUNE 29, 1996, AND JUNE 28, 1997, RESPECTIVELY. FISCAL 1993 CONTAINED 53 WEEKS AND ENDED ON JULY 3, 1993. FISCAL 1998 WILL CONTAIN 52 WEEKS AND WILL END ON JUNE 27, 1998.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

GENERAL

     The Board of Directors has nominated the five persons named below for election as directors at the Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Company's Bylaws provide that the Board of Directors shall consist of one or more directors and that the Board of Directors has the power to determine the number of directors (when not determined by the stockholders) and to fill vacancies on the Board of Directors. The number of directors is presently fixed at five. Each of the five nominees named below is presently serving as a director and has consented to have his name appear as a nominee in this Proxy Statement and to serve as a director of the Company if elected. Should any nominee become unable to serve as a director, shares of Common Stock represented at the Meeting by valid proxies may be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director.

          The following information is provided concerning the five nominees for election as directors of the Company:

     Robert S. Speizman         Mr. Speizman, 57, has served as President of the Company since November 1976. From 1969 to
                                October 1976, Mr. Speizman served as Executive Vice President of the Company. Mr. Speizman
                                has been a director of the Company since 1967 and Chairman of the Board of Directors since
                                July 1987.
     Josef Sklut                Mr. Sklut, 68, has served as Vice President-Finance of the Company since 1978, as Secretary of the Company since 1977, as Treasurer of the Company since 1969 and as a director of the
                                Company since 1977.
     Steven P. Berkowitz        Mr. Berkowitz, 56, has served as a director of the Company since February 1992. Mr. Berkowitz has served as Chairman of the Board of Directors of the Marwen Foundation, a nonprofit foundation, since December 1987. Mr. Berkowitz served as President and a director of the
                                Center for Contemporary Art, Ltd., an art gallery owned by him, from September 1987 to
                                January 1996. From 1968 to September 1988, Mr. Berkowitz served as Chief Executive Officer,
                                President and Chairman of the Board of Directors of Silvestri Corporation, a company owned by him that imported and distributed decorative accessories and Christmas decorations.
     William Gorelick           Mr. Gorelick, 62, has served as a director of the Company since March 1993. From May 1956 to
                                June 1991, Mr. Gorelick was employed by Capitol Finance Group, Inc., a consumer finance company, and its subsidiary companies, and served these companies in various capacities including as a director, Treasurer, Secretary, Vice President and President. Since April
                                1991, Mr. Gorelick has served as President and/or a director of CPP Holdings, Inc. and its subsidiary company, Capitol Premium Plan, Inc., an insurance premium finance company in which he has a substantial interest. Since November 1991, Mr. Gorelick has held a substantial interest in, and has served as President, Treasurer, director and/or partner of, Title
                                Insurance Services Corporation, Atlantic Title Insurance Company and Atlantic Assurance
                                Company. These companies underwrite title insurance policies and sell appraisal and abstract services to consumer lenders. In addition, Mr. Gorelick is a partner in several real estate partnerships.
     Scott C. Lea               Mr. Lea, 65, has served as a director of the Company since May 1993. Mr. Lea also serves as a director of Lance, Inc. and in April 1996 was elected Chairman of the Board of Directors of
                                Lance, Inc. Mr. Lea was a private investor from January 1992 to March 1996. From January 1972 to December 1991, Mr. Lea was employed by Rexham Industries (formerly Rexham Corp.), a manufacturer of packaging, technical coatings and laminates. While at Rexham, Mr. Lea served in various capacities, including as President, Chief Executive Officer and a director from
                                September 1974 to April 1989, and as Chairman of the Board of Directors from April 1989 to
                                December 1991.

BOARD COMMITTEES AND MEETINGS

     In fiscal 1997, the Board of Directors held three meetings and took action by unanimous written consent 10 times. The Board of Directors presently has an Audit Committee, a Compensation Committee and a Stock Option Committee, but has no standing nominating committee. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by the Company's independent auditors and reviewing all conflict of interest situations. The Compensation Committee is responsible for determining the salaries, bonuses and all other compensation, other than pursuant to the Company's equity-based plans, of the executive officers of the Company. The Stock Option Committee is responsible for administering the Company's equity-based plans including, to the extent applicable or allowable with regard to a plan or an option thereunder, the designation of persons to whom options may be granted, the type and time of an option and the number of shares of Common Stock subject thereto. The Stock Option Committee, the Audit Committee and the Compensation Committee are each presently comprised of Mr. Berkowitz, Mr. Gorelick and Mr. Lea. Mr. Lea is the Chairman of the Audit Committee, Mr. Berkowitz is the Chairman of the Compensation Committee and Mr. Gorelick is Chairman of the Stock Option Committee. In fiscal 1997, the Audit Committee, the Stock Option Committee and the Compensation Committee each held one meeting, and the Stock Option Committee took action by unanimous written consent one time. In fiscal 1997, all of the directors attended all of the meetings of the Board of Directors and the above committees on which they serve.

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Company is paid $1,000 for each meeting of the Board of Directors that he attends and is reimbursed for out-of-pocket expenses incurred in connection with attending the meeting.

     Under the Company's Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), each non-employee director of the Company, as defined in the Directors' Plan, is automatically granted a nonqualified stock option to purchase 1,000 shares of Common Stock on December 1st of each year, beginning December 1, 1995. Such options become exercisable in cumulative increments of 50% and 100% beginning on the first and second anniversaries, respectively, of the date of grant, if the non-employee director remains a non-employee director on such dates. Options granted under the Directors' Plan expire 10 years from the date of grant and within limited periods of time, as specified in the Directors' Plan, following such time as a director ceases to be a non-employee director within the meaning of such plan. The exercise price for all options granted under the Directors' Plan is the fair market value on the date of grant. Such options are treated as nonqualified stock options for federal income tax purposes. Under the Directors' Plan, on December 1, 1996, Mr. Berkowitz, Mr. Gorelick and Mr. Lea were each granted an option to purchase 1,000 shares of Common Stock having an exercise price of $5.625 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

                                  PROPOSAL 2:
                   APPROVAL OF THE SPEIZMAN INDUSTRIES, INC.
                   NONQUALIFIED STOCK OPTION PLAN, AS AMENDED

AMENDMENTS TO THE PLAN

     In September 1997, the Board of Directors approved certain amendments to the Company's Nonqualifed Stock Option Plan (the "Plan"), subject to stockholder approval of the Plan, as amended. Except for these amendments, the Plan, as initially approved by the Board of Directors on September 21, 1995 (subject to stockholder approval which was obtained on November 16, 1995) and as amended by the Board on October 4, 1996 (subject to stockholder approval which was obtained on November 19, 1996) will remain in effect. The proposed amendments are summarized below. The full text of the Plan, as amended, is set forth as Exhibit A to this Proxy Statement. The amendments to the Plan increase the number of shares of Common Stock reserved for issuance thereunder to 450,000 from 290,000 and establish an annual per participant limit of 100,000 shares of Common Stock subject to an option granted under the Plan to any named executive officer during a 12-month period. The Plan, as so amended, is being submitted to the stockholders at the Meeting for their approval.

     The amendment to the Plan increasing the number of shares of Common Stock that may be issued thereunder is necessary to enable the continued use of the Plan for its stated purposes. As of October 10, 1997, no shares of Common Stock remained available for issuance under the Plan. Shares have been used under the Plan to date to grant nonqualified stock options principally to Mr. Speizman and two of his sons, both of whom are employees of the Company. The Board of

Directors believes that the Plan as it has been implemented to date has been of benefit to the Company and its stockholders and that by increasing these key employees' proprietary interest in the Company it has also increased their personal interest in the Company's success. The Board of Directors further believes that the best interest of the Company and its stockholders will be served if the Company is in a position to continue to offer equity-based compensation to its key employees. The Board of Directors believes that equity-based compensation awards create this incentive by providing the recipient with an opportunity to acquire or increase a proprietary interest in the Company and thereby providing a means to participate in the future growth of the Company.

     In 1993, the United States Congress adopted Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"), which provision places limits on the Company's ability to deduct certain compensation in excess of $1,000,000 for any taxable year paid to its executive officers ("Section 162(m)"). The amounts includible in an executive officer's compensation upon the exercise of nonqualified stock options is subject to this limitation. However, there is one exception to this limitation for "performance based" compensation that has been disclosed to and approved by stockholders prior to payment of the awards. Final federal income tax regulations were promulgated in December 1995, which provide guidelines for compliance with this exception to the deduction limitation rules.

     The amendment to the Plan to establish an annual limit on the number of shares of Common Stock subject to options which can be granted under the Plan to named executive officers was approved by the Board of Directors in response to
Section 162(m) in order for compensation attributable to stock options granted under the Plan to be "performance based" compensation exempt from the limitations of Section 162(m).

BENEFITS UNDER THE PLAN

     The following table sets forth certain information concerning options that are outstanding under the Plan as of October 10, 1997. No option has been granted under the Plan to date to any non-employee director of the Company.

                               NEW PLAN BENEFITS

                           SPEIZMAN INDUSTRIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN

                                                                                                              NUMBER OF
NAME AND POSITION                                                                         DOLLAR VALUE (1)    NQSOS (2)
Robert S. Speizman, President..........................................................       $448,250         121,000
Josef Sklut, Vice President-Finance....................................................         97,125          19,500
Executive Group........................................................................        545,375         140,500
Non-Executive Officer Employee Group (3)...............................................        643,625         149,500

(1) Represents the excess of the fair market value of the Common Stock on October 10, 1997 of $8.75 per share over the exercise price of the option multiplied by the number of shares of Common Stock subject to such option.

(2) The weighted average exercise price of such options is $4.65.

(3) Includes options to purchase an aggregate of 142,500 shares of Common Stock granted to two of Mr. Speizman's sons, both of whom are employees of the Company.

     No determination has been made with respect to any awards which may be made under the Plan in the future. However, the Company anticipates that it will continue, as it has in the past, to award equity-based compensation principally to the employees of the Company most directly responsible for the Company's net revenues which have been, and the Company believes will continue to be, Mr. Speizman and two of his sons, Bryan Speizman and Mark Speizman.

DESCRIPTION OF PLAN

     The following description of the Plan is merely a summary of some of its terms and provisions, is not intended to be a complete description of the Plan, and is qualified in its entirety by reference to the full text of the Plan attached hereto as Exhibit A. If any part of the description of the Plan contained herein states anything different from the formal legal documents governing the Plan, the formal legal Plan documents will be considered correct.

     The Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not a qualified plan under Section 401 of the Code.

  NATURE AND PURPOSE

     The Plan provides for the grant of nonqualified stock options and is designed, for the benefit of the Company, to attract and retain for the Company personnel of exceptional ability, to motivate such personnel through added incentives to make a maximum contribution to greater profitability, to develop and maintain a highly competent management team and to be competitive with other companies with respect to executive compensation.

  ADMINISTRATION

     The Plan is administered by the Stock Option Committee or such other committee as may be appointed by the Board of Directors to administer the Plan. Members of the Stock Option Committee, or such other committee, are appointed by the Board of Directors from among its members who are "non-employee directors" as required under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to serve at the pleasure of the Board of Directors, and may be removed by the Board of Directors in its discretion. The Stock Option Committee has the exclusive right to interpret, construe, and administer the Plan and to select the persons eligible to receive options. The Stock Option Committee will determine the number of shares of Common Stock subject to an option granted under the Plan and the form, terms, conditions and duration of each option. The Stock Option Committee's decisions will be conclusive, final and binding upon all parties.

     The Stock Option Committee is given broad discretion under the Plan to make adjustments to options outstanding under the Plan upon any extraordinary event affecting the Company or its financial condition or performance, including, for example, a recapitalization or merger transaction or a change in control or potential change in control of the Company. See
" -- Securities to be Offered" and " -- Effects of Change in Control" below.

     In addition, the Stock Option Committee has full power and authority to determine whether, to what extent and under what circumstances any option under the Plan may be canceled or suspended.

  SECURITIES TO BE OFFERED

     The Company was originally authorized to issue up to 145,000 shares of Common Stock under the Plan. In October 1996, the Board amended the Plan to increase the maximum number of shares of Common Stock available for issuance thereunder to 290,000 subject to stockholder approval which was obtained in November 1996. Under the Plan as amended, the Company will be authorized to issue up to 450,000 shares of Common Stock. The Common Stock subject to an option under the Plan will be made available from the authorized and unissued shares of Common Stock. The last sale price of the Common Stock on October 10, 1997 as reported on The Nasdaq Stock Market was $8.75 per share.

     To the extent any shares of Common Stock subject to options under the Plan are not delivered or purchased, or are reacquired by the Company, such shares will not be charged against the aggregate number of shares available for options under the Plan and may again be granted under the Plan. This would occur, for example, upon the termination, expiration, or cancellation of an option.

     Proportionate and equitable adjustments will be made by the Stock Option Committee upon the occurrence of certain events that result in changes in the outstanding shares of Common Stock of the Company or that result in exchanges of shares of Common Stock for a different number or class of Common Stock or other securities of the Company or another corporation. These events include without limitation a reorganization or recapitalization of the Company or reclassification of its shares, stock split-up, stock dividend, or consolidation of shares of Common Stock of the Company, merger, consolidation, or sale of assets of the Company, or any distribution to stockholders other than a cash dividend. Under such circumstances, adjustments may be made by the Stock Option Committee in the limitation on the aggregate number of shares of Common Stock that may be awarded under the Plan, the number and class of shares that may be subject to an option, the purchase price for shares of Common Stock under outstanding options under the Plan and the terms, conditions or restrictions of any option or agreement evidencing an option, including the price payable for the acquisition of Common Stock.

     The Stock Option Committee is also authorized to make adjustments in performance-based criteria or in the terms and conditions of options under the Plan in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations, or accounting principles. The Stock Option Committee may also correct any defects or omissions or reconcile any inconsistencies in the Plan or any agreement evidencing an option under the Plan in the manner and to the extent it shall deem desirable to carry it into effect. Moreover, the Stock Option Committee may, in its discretion, make such adjustments in the terms of options under the Plan as it deems appropriate if the Company assumes any outstanding employee benefit awards or the right or obligation to grant future such options in connection with the acquisition of any other entity.

  ELIGIBLE PARTICIPANTS

     The Stock Option Committee has the exclusive right to determine those persons eligible to participate in the Plan and shall select the persons eligible to receive awards. Subject to the foregoing, any employee of the Company, as well as any other person, including directors, may participate in the Plan if the Stock Option Committee determines such participation is in the best interest of the Company, subject to any limitations as may be provided by applicable law or the Stock Option Committee. As of October 10, 1997, the Company had approximately 175 full-time employees, including 90 employees of Wink Davis Equipment Co., Inc., a wholly-owned subsidiary of the Company as of such date, one part-time employee and three directors who are not also employees of the Company.

  AWARD AGREEMENTS

     Each option granted will be evidenced by a written agreement setting forth the terms and conditions of the option. Each such agreement will also be subject to and incorporate the applicable terms and conditions of the Plan and any other terms and conditions, not inconsistent with the Plan, required by the Stock Option Committee.

  NONQUALIFIED STOCK OPTIONS

     The options that may be granted under the Plan are nonqualified stock options. The Company may grant such options to eligible participants to purchase shares of Common Stock at such time or times as determined by the Stock Option Committee.

     The exercise price of an option under the Plan will be as established by the Stock Option Committee in the agreement evidencing the award. Such exercise price will not be limited under the Plan and may be less than 100% of the fair market value at the time of grant. Thus, discounted stock options providing for an exercise price of less than the fair market value of the Stock at the date of the award may be granted as options under the Plan.

     An option under the Plan will be exercisable in full or in part from time to time as specified by the Stock Option Committee or in the corresponding award agreement. Upon termination of employment of the optionee, the option will lapse and cease to be exercisable three months following such termination of employment.

     An option may also be subject to such other terms and conditions, not inconsistent with the Plan, as determined by the Stock Option Committee and specified in the award agreement.

  EFFECTS OF CHANGE IN CONTROL

     The Stock Option Committee is granted broad discretion under the Plan to deal with options under the Plan upon an acceleration event, which will be deemed to occur in the event of a change in control or a potential change in control of the Company, as defined in the Plan. For these purposes, a "change in control" will be deemed to have occurred if (a) any person, including a group, but not the Company or any subsidiary or employee benefit plan thereof, makes a tender or exchange offer for shares of the Stock pursuant to which any shares of the Stock are purchased, or such person, together with its affiliates and associates, becomes the beneficial owner of at least 20% of the Stock, or (b) the stockholders of the Company approve a definitive agreement or plan to merge the Company with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Company, or (c) during any period of 24 consecutive months the incumbent directors at the beginning of such period cease for any reason other than death to constitute at least a majority of the Board of Directors, provided that a director will be deemed to be an incumbent director if such director, although not a director at the beginning of such 24-month period, was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors then qualified as incumbent directors. A "potential change in control" is defined in the Plan to mean (y) the approval by stockholders of the Company of an agreement by the Company, the consummation of which would result in a change in control of the Company, as described above, or (z) the acquisition of direct or indirect beneficial ownership by any person (as described above) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a potential change in control of the Company has occurred for the purposes of the Plan. A "Board-approved change in control" will be deemed to have occurred if the offer, acquisition, or transaction in question is approved by a majority of the directors serving as members of the Board of Directors at the time of the potential change in control or change in control.

     Upon the occurrence of an acceleration event, the Stock Option Committee will be authorized to take such action as it determines to be necessary or advisable, and fair and equitable to participants, with respect to options under the Plan. The Stock Option Committee's action may include without limitation, establishing, amending or waiving the forms, terms, conditions, and duration of an option and the corresponding award agreement, so as to provide the earlier, later, extended, or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment and accelerated release of restrictions, or other modifications.

     Upon the occurrence of an acceleration event, the Stock Option Committee in its discretion may declare any and all then outstanding options not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part. In the event of a change in control, the Stock Option Committee in its discretion may cash out the value of all outstanding options in each case to the extent vested, on the basis of the change in control price as of the date such change in control or such potential change in control is determined to have occurred or such other date as the Stock Option Committee may determine prior to the change in control, less the option price (as established in the corresponding award agreement). For this purpose, "change in control price" means the highest price per share of the Common Stock paid in any transaction reported on any exchange on which the Common Stock is traded or on The Nasdaq Stock Market if the Common Stock is then traded thereon, or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the 60-day period immediately preceding, the occurrence of the change in control, or, where applicable, the occurrence of the potential change in control event, in each case as determined by the Stock Option Committee.

  AMENDMENT AND TERMINATION

     The Plan will continue in effect until terminated by the Company as provided in the Plan.

     Upon the recommendation of the Stock Option Committee, or otherwise, the Board of Directors may amend the Plan. To the extent required by Rule 16b-3 under the Exchange Act, no amendment to the Plan may be made without approval by the Company's stockholders that would make certain changes, including altering the group of persons eligible to participate in the Plan, increasing the maximum number of shares of Common Stock available for options under the Plan (except as otherwise provided in the Plan), limiting or restricting the powers of the Stock Option Committee in administering the Plan, materially increasing the benefits accruing to participants under the Plan, materially modifying the requirements of eligibility for participation in the Plan or changing the amendment provisions of the Plan.

     Notwithstanding the foregoing, no amendment to or discontinuation of the Plan or any provision thereof may adversely affect any option previously granted to a participant under the Plan, without the written consent of such participant. The Stock Option Committee is empowered to determine whether an amendment or discontinuation adversely affects any existing award. Notwithstanding the foregoing, the Stock Option Committee retains the power to annul any award if the participant is terminated for cause as determined by the Stock Option Committee and provide for the forfeiture of shares of Common Stock or other gain under an award as determined by the Stock Option Committee for competing against the Company. If an acceleration event (change in control or potential change in control) has occurred, no amendment or termination will impair the rights of any person with respect to an outstanding award as discussed under "Effects of Change in Control" above.

RESALE RESTRICTIONS

     Resale restrictions on shares of Common Stock purchased under the Plan may be imposed by virtue of the provisions of the Plan and the applicable award agreement and/or by application of federal and state securities laws.

TAX EFFECTS

     Options granted under the Plan will be treated as nonqualified stock options for federal income tax purposes. The following discussion of the federal income tax consequences of options under the Plan is intended only as a summary of the present federal income tax treatment of options under the Plan. The federal income tax laws pertaining to the Plan are highly technical, and such laws are subject to change at any time. Some variations on the federal income tax effects of Plan participation described below may occur with respect to participation by persons subject to Section 16(b) of the Exchange Act.

     Under the Code, an optionee granted an option under the Plan will realize no taxable income upon receipt of the option but will be deemed to have realized ordinary taxable income equal to the excess of the fair market value of the stock acquired at the time of the exercise of the option over the option price paid.

     The Company will be entitled to a deduction for federal income tax purposes in the year the optionee must report the income in an amount equal to the ordinary income realized by the optionee as a result of the exercise of his option. The Company is required to withhold tax on the amount of income realized by the optionee upon exercise of the option.

     An optionee's tax basis in shares acquired upon the exercise of an option will be the fair market value of such shares used to determine the amount of ordinary taxable income reported by the optionee with respect to the exercise of the option. Upon any sale of such shares of Common Stock, the optionee's gain or loss will therefore equal the difference between the sale price and such tax basis. Any such gain or loss will be short-term or long-term capital gain or loss, depending on whether the shares have been held for more than the long-term capital gain holding period. In general, when an option is exercised by the exchange of previously acquired stock, the optionee receives a tax-free exchange and basis carryover for old shares for an equivalent number of new shares. The basis for any additional shares will equal the sum of the amount included in gross income by reason of the exercise of the option, plus any amount of cash paid by the optionee upon the exercise of the option.

     The Plan authorizes the acceleration of the exercisability and vesting of options in the event of a change in control or potential change in control of the Company, as defined in the Plan. Such acceleration may give rise to "parachute payments" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company for federal income tax purposes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN, AS AMENDED.

                                  PROPOSAL 3:
                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has reappointed, subject to stockholder ratification, the firm of BDO Seidman, LLP as the Company's independent certified public accountants for fiscal 1998. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will reconsider its appointment upon the recommendation of the Audit Committee.

     A representative of BDO Seidman, LLP is expected to be present at the Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate stockholder questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date (or such different date as is indicated below) by (i) each director of the Company and each nominee for election as a director, (ii) each person that is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (iii) each executive officer of the Company who beneficially owns Common Stock and (iv) all directors and executive officers of the Company as a group. The stockholders named below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them, except as expressly disclosed to the contrary.

                                                                                 SHARES BENEFICIALLY    PERCENT OF SHARES
NAME                                                                                    OWNED              OUTSTANDING
Robert S. Speizman............................................................        804,685(1)              24.0%
Josef Sklut...................................................................         41,850(2)               1.2
Steven P. Berkowitz...........................................................         49,700(3)               1.4
William Gorelick..............................................................         16,500(4)               *
Scott C. Lea..................................................................          6,500(5)               *
Dimensional Fund Advisors Inc.................................................        179,800(6)               5.5
Heartland Advisors, Inc.......................................................        310,600(7)               9.5
All executive officers and directors as a group (6 persons)...................           919,235              26.7

*Less than 1%

(1) Includes 26,650 shares of Common Stock held by Mr. Speizman's spouse as custodian for one of his children, as to which he disclaims beneficial ownership, and an aggregate 144,560 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1997. Mr. Speizman's address is 508 West Fifth Street, Charlotte, North Carolina 28202.

(2) Includes 600 shares of Common Stock owned of record by Mr. Sklut's spouse, as to which he disclaims beneficial ownership, and an aggregate 38,750 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1997.

(3) Includes 2,000 shares of Common Stock held by Mr. Berkowitz's spouse and 500 shares of Common Stock held by Mr. Berkowitz as custodian for one of his children, as to all of which he disclaims beneficial ownership, and an aggregate of 1,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1997.

(4) Includes an aggregate of 1,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1997.

(5) Represents shares of Common Stock owned by a revocable trust of which Mr. Lea and certain of his family members are beneficiaries and an aggregate of 1,500 shares of Common Stock subject to options that are presently exercisable or become exercisable in December 1997.

(6) In a Schedule 13G/A filed by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, with the Securities and Exchange Commission on February 13, 1997, Dimensional reported that it beneficially owned 179,800 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles of qualified employees benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares of Common Stock. Dimensional reported that it had sole dispositive power with respect to all such shares and sole voting power with respect to 122,900 of such shares. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group, Inc., (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 29,200 additional shares which are owned by the Fund and 27,700 shares which are owned by the Trust, which shares are included in the 179,800 shares of Common Stock with respect to which Dimensional has sole dispositive power. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7) In a Schedule 13G/A filed by Heartland Advisors, Inc. ("Heartland"), a registered investment advisor, with the Securities and Exchange Commission on February 14, 1997, Heartland reported that it beneficially owned 310,600 shares of Common Stock and that it had sole dispositive power with respect to all such shares and sole voting power with respect to 301,000 of such shares. Heartland's address is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information for fiscal 1995, 1996 and 1997 with respect to the compensation awarded to or earned by the Company's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                          SECURITIES
                                                                 ANNUAL COMPENSATION      UNDERLYING      ALL OTHER
             NAME AND PRINCIPAL POSITION                YEAR     SALARY     BONUS (1)    OPTIONS/SARS    COMPENSATION
Robert S. Speizman,
  President..........................................   1997    $323,346    $ 515,521      82,500/0        $71,102(2)
                                                        1996     245,000            0      91,663/0         76,390(2)
                                                        1995     245,000      187,252      22,222/0         60,664(2)
Josef Sklut,
  Vice President-Finance,
  Secretary and Treasurer............................   1997     122,462      103,104       5,000/0          1,932(3)
                                                        1996     108,462            0      14,500/0          1,085(3)
                                                        1995      98,000       37,450       7,500/0            980(3)

(1) Represents amounts paid under the Company's Executive Bonus Plan, originally adopted by the Board of Directors in February 1990 and most recently amended in November 1996. The Company's President and Vice President-Finance are the only participants under this plan. Under this plan, for fiscal 1995 and 1996, the Company's President and Vice President-Finance received cash bonuses equal to 5% and 1%, respectively, of the first $1.0 million of the Company's consolidated income before taxes and before executive officer bonuses, and 10% and 2%, respectively, of such income over $1.0 million, provided that no such bonuses were payable to the extent that their accrual would decrease the Company's income before taxes to less than $500,000. Under this plan as amended by the Board of Directors in November 1996, for fiscal 1997 and subsequent years, the Company's President and Vice President-Finance receive cash bonuses equal to 10% and 2%, respectively, of the Company's consolidated income before taxes and before executive officer bonuses, provided that such bonuses are payable for a particular fiscal year only in the event that the Company's consolidated income before taxes and executive officer bonuses for such year exceeds 10% of the Company's stockholders' equity as of the end of the immediately preceding fiscal year.

(2) Represents the Company's contribution of $1,602, $2,310 and $4,023 in fiscal 1995, 1996 and 1997, respectively, to the account of Mr. Speizman under the Company's 401(k) Profit Sharing Plan and payments of aggregate premiums of $59,062, $74,080 and $67,079 in fiscal 1995, 1996 and 1997, respectively, on split dollar life insurance policies on the life of Mr. Speizman.

(3) Represents contributions by the Company to the account of Mr. Sklut under the Company's 401(k) Profit Sharing Plan.

OPTION TABLES

     The following table sets forth certain information with respect to options granted to the Company's executive officers in fiscal 1997 under the Company's Nonqualified Stock Option Plan (the "Plan").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                                       PERCENT OF
                                                         TOTAL                                        POTENTIAL REALIZABLE
                                                        OPTIONS/                                        VALUE AT ASSUMED
                                                          SARS                                          ANNUAL RATES OF
                                                       GRANTED TO                                         STOCK PRICE
                                           OPTIONS/    EMPLOYEES     EXERCISE                           APPRECIATION FOR
                                             SARS      IN FISCAL     OR BASE                              OPTION TERM
NAME                                       GRANTED      YEAR(2)       PRICE       EXPIRATION DATE        5%         10%
Robert S. Speizman(1)...................    82,500        51.7%       $ 6.00     December 12, 2006    $311,303    $788,902
Josef Sklut(1)..........................     5,000         3.1          6.00     December 12, 2006      18,867      47,812

(1) Represents options granted under the Plan. The exercise price of the options granted under the Plan in fiscal 1997 was the fair market value of the Common Stock on the date of grant. The options have a date of grant of December 1996 and become exercisable in cumulative increments of 50% and 100% on the first and second anniversaries, respectively, of the date of grant so long as employment with the Company continues. The options granted terminate 10 years from the date of grant and within a limited period following a termination of employment as specified in the related option agreement. The options granted are not intended to qualify as "incentive stock options" under Section 422 of the Code. Pursuant to the Plan, the Stock Option Committee of the Board of Directors may, among other things, in its discretion and in accordance with the terms thereof, (i) in the event of a change of control as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under the Plan and (ii) allow payment of the exercise price of an option to be made in Common Stock.

(2) Options to purchase an aggregate of 159,500 shares of Common Stock were granted to employees of the Company in fiscal 1997 under the Plan, of which 54.8% were granted to Mr. Speizman and Mr. Sklut. Of the options granted to employees of the Company in fiscal 1997, options to purchase an aggregate of 70,000 shares of Common Stock were granted to Mark A. Speizman and Bryan D. Speizman, who are children of Robert S. Speizman and employees of the Company.

     The following table sets forth certain information with respect to options exercised during fiscal 1997 and the value of unexercised options to purchase shares of Common Stock held by the Company's executive officers at the end of fiscal 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                         NUMBER OF
                                                                                         SECURITIES          VALUE OF
                                                                                         UNDERLYING        UNEXERCISED
                                                                                        UNEXERCISED        IN-THE-MONEY
                                                                                        OPTIONS/SARS     OPTIONS/SARS AT
                                                                                         AT FISCAL       FISCAL YEAR-END
                                                             SHARES                       YEAR-END             (1)
                                                            ACQUIRED       VALUE        EXERCISABLE/       EXERCISABLE/
NAME                                                       ON EXERCISE    REALIZED     UNEXERCISABLE      UNEXERCISABLE
Robert S. Speizman......................................      26,667      $ 91,668(2)  77,270/166,941    $106,092/163,942
Josef Sklut.............................................           0             0      41,650/20,350      138,359/30,831

(1) Represents the excess of the fair market value of the Common Stock on June 28, 1997 of $5.375 over the weighted average exercise price of the options outstanding multiplied by the number of shares of Common Stock subject to such options.

(2) Represents the excess of the fair market value of the Common Stock on the date of exercise of $5.50 over the exercise price of the options exercised multiplied by the number of shares of Common Stock subject to such options.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND
CHANGE-IN-CONTROL ARRANGEMENTS

     The Company currently has no employment agreement with either Mr. Speizman or Mr. Sklut and has no plan or arrangement with either such executive officer which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

     The Company and Mr. Sklut are parties to a deferred compensation agreement dated February 9, 1972, as amended, that provides, subject to certain exceptions, for the Company's payment to Mr. Sklut of certain amounts upon the termination of his employment, as follows: (i) 180 monthly payments of $8,648 to Mr. Sklut or his designated beneficiary if Mr. Sklut continues in the employment of the Company until he reaches the age of 70 years and retires, (ii) 180 monthly payments of up to $9,342 to Mr. Sklut's designated beneficiary if Mr. Sklut dies while employed by the Company before he reaches the age of 70 and
(iii) 180 monthly payments of up to $8,648 to Mr. Sklut or his designated beneficiary if Mr. Sklut's employment is terminated (including a termination by reason of disability) before he reaches the age of 70 other than by his voluntary action, his death or discharge for fraudulent actions. No payments will be made to Mr. Sklut under this agreement in the event his employment is terminated as a result of his voluntary resignation or discharge by the Company for fraudulent actions.

     The Company is a party to a trust agreement under which the Company has agreed to maintain, and pay all premiums on, a life insurance policy and an annuity contract on Mr. Sklut. The trust owns and is the beneficiary under both the life insurance policy and annuity contract, and the trustee has agreed to use the cash surrender value or proceeds, as the case may be, to make the required payments under the deferred compensation agreement. In the event the available funds are not adequate to make such required payments, the deficiency will be paid by the Company to Mr. Sklut, and in the event such funds exceed the required payments, such excess will be paid by the trustee to the Company. Management believes that the cash surrender value or the proceeds, as the case may be, are adequate to fund the required payments to Mr. Sklut under the deferred compensation agreement. The Company paid aggregate premiums of $40,131, $50,131 and $45,131 on the life insurance policy and annuity contract in fiscal 1995, 1996 and 1997, respectively.

     Pursuant to the Company's Nonqualified Stock Option Plan, the Stock Option Committee of the Board of Directors (which administers such plan) may, in its discretion, and in accordance with the terms of such plan, in the event of a change in control as defined therein, accelerate the exercisability of, and authorize cash settlement payments in respect of, outstanding options under such plan.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's compensation program for its executive officers is administered by the Compensation Committee and the Stock Option Committee of the Company's Board of Directors. The present members of each of these committees are Mr. Berkowitz, Mr. Gorelick and Mr. Lea. Mr. Berkowitz is the Chairman of the Compensation Committee and Mr. Gorelick is the Chairman of the Stock Option Committee. None of these committee members has ever been an officer or employee of the Company.

  COMPENSATION POLICY

     The present compensation policies of the Compensation Committee and the Stock Option Committee regarding executive officer compensation are designed principally to (i) motivate the Company's executive officers to improve the measure of the Company's financial performance selected by the Compensation Committee, as well as stockholder return on the Common Stock, and (ii) establish a relationship between executive officer compensation on the one hand and such Company performance and stockholder return on the other hand. These two committees, in implementing these policies, provide the Company's executive officers, in addition to base salaries, short-term and long-term incentive opportunities, consisting of annual cash bonuses based on the selected measure of the Company's financial performance and options granted under the Company's stock option plans, respectively. The Compensation Committee believes that the Company's Executive Bonus Plan described below motivates executive officers to improve such financial performance and the Stock Option Committee believes that the Company's stock option plans described below motivate the executive officers to improve the stockholder return on the Common Stock.

  TAX CONSIDERATIONS

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which provision places limits on the Company's ability to deduct certain compensation in excess of $1,000,000 for any taxable year paid to its executive officers ("Section 162(m)"). The amounts includible in an executive officer's compensation upon the exercise of nonqualified stock options is subject to this limitation. However, there is one exception to this limitation for "performance based" compensation that has been disclosed to and approved by stockholders prior to payment of the awards. The targeted cash compensation of each of the Company's executive officers for fiscal 1998 is below the $1,000,000 threshold. In addition, the Board of Directors has amended the Plan, subject to stockholder approval of the Plan as amended, so that options granted under the Plan will meet the requirement of being performance based. As a result, the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company for fiscal 1998. The Committee believes in retaining flexibility to recognize an executive officer's contribution beyond the deductibility limits if this serves the best interests of the Company and its stockholders. The Company believes that in fiscal 1997, all of the compensation paid to the executive officers qualified for deduction pursuant to Section 162(m).

  BASE SALARIES

     In October 1996, due principally to improved operating results for the first quarter of fiscal 1997 as compared to the first quarter of fiscal 1996, the Compensation Committee increased the base annual salaries of Mr. Speizman and Mr. Sklut from $245,000 to $350,000 and from $115,000 to $125,000, respectively. In addition, due to continued improvement in operating results during fiscal 1997 as compared to fiscal 1996 and the increase in customer orders during fiscal 1997 as compared to fiscal 1996, the Compensation Committee increased the base annual salaries of Mr. Speizman and Mr. Sklut from $350,000 to $367,500 and from $125,000 to $137,500, respectively, effective July 1997.

  ANNUAL INCENTIVE OPPORTUNITIES -- EXECUTIVE BONUS PLAN

     The Compensation Committee believes that the compensation of the Company's executive officers should be significantly influenced by the Company's financial performance and that the Company's consolidated income before taxes and before executive officer bonuses is an appropriate measure of such financial performance for purposes of executive officer incentive compensation determinations because it most nearly reflects the results of the diverse responsibilities and efforts of the Company's executive officers. The Compensation Committee further believes that providing significant opportunities for incentive compensation based on increases in such income focuses management's attention on this measure of the Company's financial performance. Accordingly, in fiscal 1991, the Board of Directors adopted the Company's Executive Bonus Plan. The Compensation Committee amended this plan in November 1996 for fiscal 1997 and subsequent years due to the Company's improved operating results. Under this plan as amended, the Company's President and Vice President-Finance receive cash bonuses equal to 10% and 2%, respectively, of the Company's consolidated income before taxes and before executive officer bonuses provided that if such income for a particular year does not exceed 10% of the Company's stockholder's equity as of the end of the immediately preceding fiscal year, no bonuses will be paid under the Plan. The Company's stockholders' equity was $18,202,925 and $20,937,700 as of June 29, 1996 and June 28, 1997,
respectively.

  LONG-TERM INCENTIVE OPPORTUNITIES -- STOCK OPTION PLANS

     To encourage a long-term focus by executive officers, the Company provides incentives through its Nonqualified Stock Option Plan (the "Plan") which is administered by the Stock Option Committee of the Board of Directors. The exercise price of the options granted to executive officers to date has been the fair market value of the Common Stock on the date of grant. Such options granted during fiscal 1997 become exercisable in cumulative increments of 50% and 100% on the first and second anniversaries of the date of grant, respectively. As a result, the value of the options granted depends on stock price appreciation. The Board of Directors believes that use of such equity-based incentives reinforces the identification of management with the long-term interests of the Company's stockholders and motivates management to improve the Company's performance. In fiscal 1997, the Stock Option Committee granted options to purchase 82,500 and 5,000 shares of Common Stock to Mr. Speizman and Mr. Sklut, respectively. The number of shares of Common Stock subject to the option granted to each such executive officer was based on the Committee's assessment, on a subjective basis, of each officer's relative contribution to, and efforts on behalf of, the Company and the impact of such contributions and efforts on the Company's results. The Committee did not consider the size of previous option grants and the number of shares of Common Stock subject to options held by each such executive officer. The Committee does not have a specific time during the year when it grants options.

  PRESIDENT

     For fiscal 1997, the Company increased the annual base salary of Mr. Speizman, President, from $245,000 to $350,000 in October 1996 and from $350,000 to $367,500 effective July 1997 based on the reasons set forth above. In addition, the Compensation Committee amended the Company's Executive Bonus Plan pursuant to which Mr. Speizman received a cash bonus of $515,521 for fiscal 1997. The Stock Option Committee granted options to purchase an aggregate of 82,500 shares of Common Stock to Mr. Speizman in fiscal 1997 based on the reasons set forth above.

    COMPENSATION COMMITTEE          STOCK OPTION COMMITTEE
STEVEN P. BERKOWITZ, CHAIRMAN     STEVEN P. BERKOWITZ
WILLIAM GORELICK                  WILLIAM GORELICK, CHAIRMAN
SCOTT C. LEA                      SCOTT C. LEA

COMPARATIVE PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Common Stock for the Company's last five fiscal years with the cumulative total return of companies listed on the CRSP Total Returns Index for Nasdaq Stock Market (U.S. and Foreign Companies) ("Nasdaq Market Index") and of the companies named below, including the Company, with the Standard Industrial Classification code 508, Wholesale Trade -- Machinery, Equipment and Supplies that were included in the CRSP Total Returns Index for NASDAQ Stocks (U.S. and Foreign Companies) at any time during the five-year measurement period (the "Peer Group Index"). The comparison assumes the investment of $100 in the Common Stock, in the Nasdaq Market Index and in the Peer Group Index on June 27, 1992 and the reinvestment of all dividends (the Company paid no dividends during the periods shown). The stockholder return of each of the companies in the Peer Group Index has been weighed according to market capitalization at the beginning of each measurement period.


               [Performance Graph Goes Here]

     NOTE: Since the Company's fiscal year-end is not a trading day, the preceding trading day was used for purposes of calculating the performance graph.

     The Peer Group Index consists of the following companies: AGCO Corp., Abatix Environmental Corp., AERO Systems, Inc., Bernstein/Leibstone Associates, Inc., Bio-Logic Systems Corp., CTC Communications Corp., Cedar Group, Inc., China Resources Development, Inc., Computer Telephone Corp., Conseco Industries, Ltd., Consolidated Stainless, Inc., Dataflex Corp., Ezcony Interamerica, Inc., Hi-Rise Recycling Systems, Inc., Hirsch International Corp., IIC Industries, Inc., Industrial Holdings, Inc., International Container Systems, Inc., Jayark Corp., Kellstrom Industries, Inc., Lawson Products, Inc., Micro Bio-Medics, Inc., Micros-to-Mainframes, Inc., Nyer Medical Group, Inc., Oce van der Grinten N.V., Officeland, Inc., Omni U.S.A., Inc., Omnicorp Limited, Orthomet, Inc., PerfectData, Inc., Quality Systems, Inc., RSI Holdings, Inc., Robec, Inc., Speizman Industries, Inc., Stewart & Stevenson Services, Inc., Strategic Distribution Inc., Tech Data Corp., Transnet Corp., The W.W. Williams Company and Willis Lease Finance Corp. With regard to the Peer Group Index, the capital stock of the Company's direct competitors is not publicly traded. As a result, there is no publicly available information concerning the total stockholder return for such competitors and they are not included in the Peer Group Index.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee and Stock Option Committee on Executive Compensation and the Comparative Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its headquarters in Charlotte, North Carolina from a partnership owned by Robert S. Speizman and Lawrence J. Speizman, Robert S. Speizman's brother, under a lease agreement entered into in 1990 that originally extended to March 1995. This lease agreement was amended in April 1995 to extend the lease agreement to March 1996 and was amended again in April 1996 to extend the lease agreement to March 1998. The building in which the headquarters are located is approximately 89,000 square feet. The Company paid rent of approximately $25,960 per month from April 1995 to March 1996 and paid or will pay rent of $29,669 per month from April 1996 to March 1998. The Company is required to bear the cost of taxes ($12,340 for fiscal 1997), maintenance and insurance on the building.

     The Company and Robert S. Speizman are parties to a redemption agreement dated May 31, 1974, as amended, that provides for the Company's redemption of the Common Stock owned by Mr. Speizman at his death. The agreement gives to Mr. Speizman's legal representatives the option, for a two-year period following his death, to require the Company to purchase such Common Stock at 95% of its "fair market value," as defined in the agreement, provided that the aggregate purchase price paid for Mr. Speizman's Common Stock may not exceed the excess of the proceeds of certain life insurance policies obtained by the Company remaining after repayment of any loans obtained by the Company under such insurance policies. The agreement provides that the Company will maintain life insurance on Mr. Speizman's life in the aggregate amount of $1.15 million to fund its obligations thereunder. The Company paid aggregate premiums of approximately $15,000 in fiscal 1997 on these life insurance policies and, as of June 28, 1997, had no loans under any such policy.

     Two of Mr. Speizman's children, Bryan D. Speizman and Mark A. Speizman, and Mr. Speizman's son-in-law, P. Donald Mullen, are all employed by the Company and, during fiscal 1997, received aggregate cash compensation from the Company of $778,697, including an aggregate of $580,855 in sales commissions. In addition, in December 1996, each of Bryan Speizman and Mark Speizman received an option to purchase 35,000 shares of Common Stock having an exercise price of $6.00 per share and becoming exercisable in two equal annual increments commencing on the first anniversary of the date of grant. From time to time during fiscal 1997, the Company paid certain personal expenses on behalf of Robert Speizman, Bryan Speizman and Mark Speizman. Amounts owed to the Company under these arrangements bear interest at 7%. During fiscal 1997, the largest aggregate amount of such indebtedness outstanding, including accrued interest, was $293,623 as of June 28, 1997 ($225,326 of which was owed by Mr. Speizman and the remainder of which was owed by Bryan and Mark Speizman). Mr. Speizman repays his indebtedness through bi-weekly payroll deductions of $1,058 and additional cash payments from time to time in varying amounts. Bryan and Mark Speizman repay this indebtedness through aggregate monthly payroll deductions of $100 and additional cash payments from time to time in varying amounts. The Company anticipates that such arrangements will continue in fiscal 1998.

TRANSACTIONS RELATED TO ACQUISITION OF WINK DAVIS EQUIPMENT CO., INC.

     On August 1, 1997, the Company purchased all of the outstanding shares of the common stock of Wink Davis Equipment Co., Inc. ("Wink Davis") from the shareholders of Wink Davis pursuant to a Stock Purchase Agreement dated July 31, 1997. The Company is operating, and intends to continue to operate, Wink Davis as a wholly-owned subsidiary of the Company. Pursuant to such Stock Purchase Agreement, among other things, Wink Davis entered into a five-year employment agreement (the "Employment Agreement") with C. Alex Davis. Pursuant to the Employment Agreement, Mr. Davis is employed as President of Wink Davis and receives a minimum base annual salary of $237,500. In addition, pursuant to the Employment Agreement, among other things, Wink Davis has agreed to pay, during the term of such agreement, one-half of the premiums on life insurance on the life of Mr. Davis, and one-half of the premiums on disability insurance for Mr. Davis, both providing for payments in an amount equal to the aggregate salary that would be payable to Mr. Davis pursuant to such Employment Agreement during the remaining term thereof. If the employment of Mr. Davis is terminated other than for cause, as defined in the Employment Agreement, or upon his death or disability, Wink Davis will be obligated to pay Mr. Davis his aggregate base annual salary for the remainder of the term thereof subject to offset for cash compensation from other employment. Pursuant to the Stock Purchase Agreement, on August 1, 1997, the Company paid to Mr. Davis and his three children an aggregate of $3.5 million for the shares of the common stock of Wink Davis owned by them. In addition, such persons have received or have the right to receive up to an aggregate additional amount of $500,000, of which $143,000 has already been paid and $357,000 is currently held in escrow, with the amount received to be determined principally by the collection by Wink Davis of certain accounts receivable and the sale by Wink Davis of the assets of a division of Wink Davis. The Company is also a party to an agreement with Mr. Davis and his three children related to the Company's acquisition of Wink Davis pursuant to which the Company agreed to pay such persons certain additional earnout consideration equal to a specified annual percentage of the pre-tax earnings of Wink Davis in excess of a specified minimum and not to exceed an aggregate of $1.5 million over a five-year period.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers and persons who own more than 10% of the outstanding shares of the Company's Common Stock file with the Securities and Exchange Commission certain reports relating to their ownership of Common Stock and changes in such ownership. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1997 all such
Section 16(a) filing requirements were complied with, except that Mr. Berkowitz inadvertently omitted to report two transactions (purchases of 2,000 and 500 shares of Common Stock by Mr. Berkowitz's wife and Mr. Berkowitz as custodian for one of his children, respectively) in March 1996. Mr. Berkowitz reported such transactions on a Form 4 filed in October 1997 upon his discovery of such omission.

                         DATE FOR RECEIPT OF PROPOSALS

     In order for stockholder proposals to be included in the proxy materials for the Company's annual meeting of stockholders for the fiscal year ending June 27, 1998, any such proposal must be received by the Company at its executive offices not later than June 24, 1998 and meet all other applicable requirements for inclusion therein.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter to come before the Meeting. However, if any such matter does come before the Meeting which requires a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote the shares of Common Stock represented thereby in accordance with the recommendations of the Company's management and their judgment on such matter.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended June 28, 1997 will be provided free of charge to stockholders upon written request directed to: Speizman Industries, Inc., 508 West Fifth Street, Charlotte, North Carolina 28202, Attention: Josef Sklut, Secretary.

                                          By order of the Board of Directors,
                                          JOSEF SKLUT
                                          SECRETARY

Charlotte, North Carolina
October 22, 1997

                                   EXHIBIT A

                           SPEIZMAN INDUSTRIES, INC.

                         NONQUALIFIED STOCK OPTION PLAN

                       EFFECTIVE AS OF SEPTEMBER 21, 1995
                       AS AMENDED ON OCTOBER 4, 1996 AND
                             ON SEPTEMBER 29, 1997

                        ARTICLE I -- GENERAL PROVISIONS

     1.1 The Plan is designed, for the benefit of the Company, to attract and retain for the Company personnel of exceptional ability, to motivate such personnel through added incentives to make a maximum contribution to the Company, to develop and maintain a highly competent management team and to be competitive with other companies with respect to executive compensation.

     1.2 Awards under the Plan may be made to Participants in the form of nonqualified stock options.

     1.3 The Plan shall be effective September 21, 1995 (the "Effective Date"), subject to the approval of the stockholders of the Company. Options may be granted prior to such approval, but such Options shall be contingent upon such approval being obtained and, in addition to any other terms thereof or restrictions thereon under the Plan or an Award Agreement, may not be exercised or transferred prior to such approval.

                           ARTICLE II -- DEFINITIONS

     Except where the context otherwise indicates, the following definitions apply:

     2.1 "Acceleration Event" means the occurrence of an event defined in
         Article XIII of the Plan.

     2.2 "Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

     2.3 "Award Agreement" means the written agreement evidencing an Option granted to a Participant.

     2.4 "Board" means the Board of Directors of Speizman Industries, Inc.

     2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     2.6 "Committee" means the Stock Option Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article III. To the extent required by Rule 16b-3 under the Act, the Committee shall consist of individuals who are members of the Board and Non-Employee Directors (except as otherwise permitted under Rule 16b-3 under the Act). Committee members may also be appointed for such limited purposes as may be provided by the Board.

     2.7 "Company" means Speizman Industries, Inc., a Delaware corporation, and its successors and assigns. The term "Company" shall include any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. With respect to all purposes of the Plan, including, but not limited to, the establishment, amendment, termination, operation and administration of the Plan, Speizman Industries, Inc. shall be authorized to act on behalf of all other entities included within the definition of "Company."

     2.8 "Disability" means a disability as determined under procedures established by the Committee or in any Option.

     2.9 "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Act.

     2.10 "Eligible Participant" means any employee of the Company, as shall be determined by the Committee, as well as any other person, including directors, whose participation the Committee determines is in the best interest of the Company, subject to limitations as may be provided by the Code, the Act or the Committee.

     2.11 "Fair Market Value" means, if the Stock is listed for trading on any national securities exchange, the last sale price regular way of the Stock on the date of reference, or, if no sale of the Stock takes place on such date, the average of the closing high bid and low asked prices regular way of the Stock on such date, in either case on such exchange. If the Stock is not listed for trading on a national securities exchange, but is listed on The Nasdaq Stock Market, then "fair market value" means the last sale price of the Stock on the date of reference, or, if no sale of the Stock takes place on such date, the average of the closing high bid and low asked prices of the Stock on such date, in either case as reported by The Nasdaq Stock Market. The Committee may establish an alternative method of determining Fair Market Value.

     2.12 "Option" means a nonqualified stock option to purchase Stock granted under Article IV of the Plan.

     2.13 "Option Grant Date" means, as to any Option:

          (a) the date on which the Committee grants the Option by entering into an Award Agreement with the Participant;

          (b) the date the Participant receiving the Option becomes an employee of the Company, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

          (c) such other date as the Committee may designate.

     2.14 "Participant" means an Eligible Participant to whom an Option has been granted and who has entered into an Award Agreement evidencing the Option.

     2.15 "Plan" means the Speizman Industries, Inc. Nonqualified Stock Option Plan set forth herein, as amended from time to time.

     2.16 "Stock" means shares of the common stock, par value $.10 per share, of Speizman Industries, Inc., as may be adjusted pursuant to the provisions of Section 3.14.

     2.17 "Termination of Employment" means the discontinuance of employment of a Participant with the Company for any reason. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company. The Committee shall have the discretion, exercisable either at the time an Option is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Options that during the limited period of exercisability following Termination of Employment, the Option may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Option would have become exercisable had the Termination of Employment not occurred.

                         ARTICLE III -- ADMINISTRATION

     3.1 This Plan shall be administered by the Committee. A Committee member who is not a Non-Employee Director, with respect to action to be taken by the Committee, shall not be able to participate in the decision to the extent prescribed by Rule 16b-3 under the Act. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board. The Board may serve as the Committee, if by the terms of the Plan all Board members are otherwise eligible to serve on the Committee.

     3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

     3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Option, and to act in all matters pertaining to the granting of an Option and the contents of the Award Agreement evidencing the Option, including without limitation the determination of the number of Options and the form, terms, conditions and duration of each Option, and any amendment thereof consistent with the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions hereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

     3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as the Committee deems appropriate.

     3.5 Without limiting the foregoing Sections 3.1, 3.2, 3.3 and 3.4, and notwithstanding any other provisions of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Option in the event of an Acceleration Event as defined in Article V. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Option and the corresponding Award Agreement so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this
         Section 3.5 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Option and the corresponding Award Agreement, or by taking action with respect to individual Participants.

     3.6 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     3.7 The Committee may require each person purchasing shares of Stock pursuant to an Option to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     3.8 The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Options under the Plan as it shall deem appropriate.

     3.9 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Option shall be canceled or suspended. In particular, but without limitation, all outstanding Options to any Participant may be canceled if the Participant (a) without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Committee, any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee; or (b) is terminated for cause as determined by the Committee.

     3.10 The aggregate number of shares of Stock which are available for issuance pursuant to Options granted under the Plan shall be 450,0001 or any larger number that, subsequent to the date this Plan is adopted, may be authorized for issuance by the Company. Such shares of Stock shall be made available from authorized and unissued shares. If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, expiration or cancellation of an Option or any other termination of an Option without payment being made in the form of Stock, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for Options under the Plan, and may again be available for grants of Options under the Plan.

     3.11 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

          (a) the listing of such shares on any stock exchange on which the Stock may then be listed; and

          (b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

     3.12 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

     3.13 Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded an Option shall have any right as a stockholder with respect to any shares of Stock covered by such Option prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

     3.14 If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to stockholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation, or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

          (a) the limitation on the aggregate number of shares of Stock that may be issued as set forth in Section 3.10 of the Plan;

          (b) the number and class of Stock that may be subject to a grant of an Option and which have not been issued or transferred under an outstanding Option;

          (c) the purchase price to be paid per share of Stock under outstanding Options; and

          (d) the terms, conditions or restrictions of any Option and Award Agreement.

1 On October 4, 1996, the Board amended the Plan to increase the aggregate number of shares of Stock available for issuance pursuant to Options granted under the Plan to 290,000 from 145,000, subject to the approval of the Stockholders which was obtained on November 19, 1996. On September 29, 1997, the Board amended the Plan to increase the number of shares of Stock available for issuance pursuant to Options granted under the Plan to 450,000 from 290,000, subject to the approval of the Stockholders.

                             ARTICLE IV -- OPTIONS

     4.1 Options to purchase shares of Stock may be granted to Eligible Participants at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article IV.

     4.2 Each Option shall be evidenced by a written Award Agreement which shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions not inconsistent with the Plan as may be imposed by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of the Option and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority. THE MAXIMUM NUMBER OF SHARES OF STOCK SUBJECT TO OPTIONS WHICH CAN BE GRANTED UNDER THE PLAN DURING A 12-MONTH PERIOD TO A PERSON WHO IS A NAMED EXECUTIVE OFFICER SHALL BE 100,000 SHARES. FOR PURPOSES OF THE PLAN, A NAMED EXECUTIVE OFFICER IS A PERSON WHO AS OF THE DATE OF GRANT IS DETERMINED BY THE COMMITTEE TO BE ONE OF THE GROUP OF "COVERED EMPLOYEES" UNDER CODE SECTION 162(M) AND THE REGULATIONS THEREUNDER.2

     4.3 The Option price per share of Stock shall be established in the Award Agreement and may be less than 100% of the Fair Market Value at the Option Grant Date.

     4.4 The Option may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, however, that in any event the Option shall lapse and cease to be exercisable three months following the Participant's Termination of Employment.

     4.5 An Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or, to the extent otherwise allowed by Rule 16b-3 under the Act or other applicable law, pursuant to a qualified domestic relations order as defined by the Code and the Employee Retirement Income Security Act, as amended, and the rules thereunder, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative. Unless otherwise provided by the Committee or specified in an Award Agreement, transfer restrictions shall only apply to the extent required by federal or state securities laws. If any Participant makes such a transfer in violation hereof, any obligation of the Company shall forthwith terminate.

     4.6 Shares of Stock purchased upon exercise of an Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the corresponding Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Options which permit the Participant to deliver shares of Stock, or other evidence of ownership of Stock satisfactory to the Company, with a Fair Market Value equal to the Option price as payment.

     4.7 No cash dividends shall be paid on shares of Stock subject to unexercised Options. The Committee may provide, however, that a Participant to whom an Option has been granted which is exercisable in whole or in part at a future time for shares of Stock shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Option. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

         (a) paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Option if it shall not have been fully exercised; or

         (b) converted into contingently credited shares of Stock, with respect to which dividend equivalents may accrue, in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

         Such Stock, whether delivered or contingently credited, shall be charged against the limitations set forth in Section 3.10.

     4.8 The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

2 On September 29, 1997, the Board of Directors amended the Plan to limit the number of shares of Stock subject to Options which can be granted under the Plan during a 12-month period to a person who is a Named Executive Officer, subject to the approval of the Plan, as amended, by the Stockholders.

      4.9 In the event of Disability or death, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to an Option and the option price in consideration of the surrender of the Option.

     4.10 The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or the exercise thereof, including, but not limited to, withholding the issuance of Stock pursuant to exercise of the Option until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes or canceling any portion of the Option or another Option granted under the Plan in an amount sufficient to reimburse the Company for the amount the Company is required to so withhold.

     4.11 If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of an Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Option be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the Option exercise transaction. Notwithstanding any other provision of the Plan, any election under this Section 4.11 shall be effective only if it satisfies the applicable requirements of Rule 16b-3 of the Act.

     4.12 The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares of Stock as the Option surrendered, or may require such surrender as a condition precedent to a grant of a new Option to such Participant. Subject to the provisions of the Plan, such new Option shall be exercisable at such price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of other Options.

                        ARTICLE V -- ACCELERATION EVENTS

     5.1 For the purposes of the Plan, an Acceleration Event shall occur in the event of a "Potential Change in Control," or "Change in Control" or a "Board-Approved Change in Control," as those terms are defined below.

     5.2 A "Change in Control" shall be deemed to have occurred if:

         (a) Any "Person" as defined in Section 3(a)(9) of the Act, including a "group" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company, including any trustee of such plan acting as trustee, who:

         (i) makes a tender or exchange offer for any shares of the Company's Stock (as defined below) pursuant to which any shares of the Company's Stock are purchased (an "Offer"); or

         (ii) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least 20% of the Company's Stock (an "Acquisition");

         (b) The stockholders of the Company approve a definitive agreement or plan to merge or consolidate the Company with or into another corporation, to sell or otherwise dispose of all or substantially all of its assets, or to liquidate the Company (individually, a "Transaction"); or

         (c) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24 month period, or by prior operation of this Section 5.2(c).

     5.3 A "Board-Approved Change in Control" shall be deemed to have occurred if the Offer, Acquisition or Transaction, as the case may be, is approved by a majority of the Directors serving as members of the Board at the time of the Potential Change in Control or Change in Control.

     5.4 A "Potential Change in Control" means the happening of any one of the following:

         (a) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company, as defined in Section 5.2; or

         (b) The acquisition of Beneficial Ownership, directly or indirectly, by any entity, person or group, other than the Company or any Company employee benefit plan, including any trustee of such plan acting as such trustee, of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for the purposes of this Plan.

     5.5 Upon the occurrence of an Acceleration Event, the Committee in its discretion may declare that any or all then outstanding Options, that are not already exercisable and fully vested, shall become immediately exercisable and fully vested in whole or in part.

     5.6 In the event of a Change in Control, the Committee may, in its discretion, cash out the value of all outstanding Options, to the extent vested, on the basis of the "Change in Control Price" (as defined in Section 5.7) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control, less the Option price (as established in the corresponding Award Agreements).

     5.7 For purposes of Section 5.6, "Change in Control Price" means the highest price per share of Stock paid in any transaction reported on the exchange on which the Stock is then traded, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control, or, where applicable, the occurrence of the Potential Change in Control event, in each case as determined by the Committee.

                    ARTICLE VI -- AMENDMENT AND TERMINATION

     6.1 The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time, may amend or terminate the Plan. To the extent required by Rule 16b-3 under the Act, no amendment, without approval by the Company's stockholders, shall:

         (a) alter the group of persons eligible to participate in the Plan;

         (b) except as otherwise provided herein, increase the maximum number of shares of Stock or Options that are available for award under the Plan;

         (c) limit or restrict the powers of the Committee with respect to the administration of this Plan;

         (d) materially increase the benefits accruing to Participants under this Plan;

         (e) materially modify the requirements as to eligibility for participation in this Plan; or

         (f) change any of the provisions of this Article VI.

     6.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the stockholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Option theretofore granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:

         (a) annul any Option if the Participant is terminated for cause as determined by the Committee; and

         (b) provide for the forfeiture of shares of Stock or other gain under an Option, as determined by the Committee, in the event the Participant competes against the Company.

     6.3 If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Option as provided in Article V.

                    ARTICLE VII -- MISCELLANEOUS PROVISIONS

     7.1 Nothing in the Plan or any Option granted hereunder shall confer upon any Participant any right to continue in the employ of the Company, or to serve as a director thereof, or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Option granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

     7.2 The Plan and the grant of Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to
         Section 16(b) of the Act.

     7.3 The terms of the Plan shall be binding upon the Company and its successors and assigns.

     7.4 This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

     7.5 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Options granted hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     7.6 Each Participant exercising an Option hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

     7.7 If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

-------------------------------------------------------------------------------

                                    APPENDIX
-------------------------------------------------------------------------------


                           SPEIZMAN INDUSTRIES, INC.
                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                           HELD ON NOVEMBER 19, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   THE UNDERSIGNED HEREBY APPOINTS ROBERT S. SPEIZMAN AND JOSEF SKLUT, AND EACH OF THEM, AS ATTORNEYS AND PROXIES, EACH WITH FULL POWER OF SUBSTITUTION, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DIRECTED BELOW, ALL THE SHARES OF COMMON STOCK OF SPEIZMAN INDUSTRIES, INC. (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON OCTOBER 10, 1997, AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON NOVEMBER 19, 1997 AT 11:00 A.M. AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY LOCATED AT 508 WEST FIFTH STREET, CHARLOTTE, NORTH CAROLINA, OR ANY ADJOURNMENT THEREOF. THE UNDERSIGNED HEREBY DIRECTS THAT SUCH SHARES BE VOTED AS FOLLOWS:

1. ELECTION OF DIRECTORS:    [] FOR ALL NOMINEES           [] WITHHOLD AUTHORITY         [] WITHHOLD AUTHORITY TO
                               LISTED BELOW                 TO VOTE FOR ALL NOMINEES     VOTE FOR THOSE NOMINEES
                                                                                         WRITTEN IN THE SPACE
                                                                                       PROVIDED BELOW; AND FOR ALL
                                                                                       OTHER NOMINEES

NOMINEES: ROBERT S. SPEIZMAN, JOSEF SKLUT, STEVEN P. BERKOWITZ, WILLIAM GORELICK AND SCOTT C. LEA.

INSTRUCTION -- TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

   2. APPROVAL OF THE SPEIZMAN INDUSTRIES, INC. NONQUALIFIED STOCK OPTION PLAN, AS AMENDED.

     FOR []               AGAINST []               ABSTAIN []

   3. RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 27, 1998.

     FOR []              AGAINST []               ABSTAIN []

   4. THE PROXIES ARE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS PROXY IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3.

   PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICERS. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
                                                DATED:                    , 1997

                                                SIGNATURE

                                                SIGNATURE IF HELD JOINTLY

                                                PLEASE COMPLETE, SIGN, DATE AND
                                                 RETURN THIS PROXY PROMPTLY IN
                                                     THE ENCLOSED ENVELOPE